                              3DX TECHNOLOGIES INC.







                       COMMON STOCK SUBSCRIPTION AGREEMENT






















                                 August 21, 1998

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1 AUTHORIZATION AND SALE OF COMMON STOCK.............................1

  1.1 AUTHORIZATION..........................................................1
  1.2 SALE OF SHARES.........................................................1
  1.3 PENALTY SHARES.........................................................1

SECTION 2 CLOSING DATE: PAYMENT AND DELIVERY.................................1

  2.1 CLOSING DATE...........................................................1
  2.2 PAYMENT AND DELIVERY...................................................2

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................2

  3.1 ORGANIZATION...........................................................2
  3.2 CAPITALIZATION.........................................................2
  3.3 AUTHORIZATION..........................................................3
  3.4 NO CONFLICT............................................................3
  3.5 ACCURACY OF REPORTS....................................................3
  3.6 REGISTRATION RIGHTS....................................................3
  3.7 GOVERNMENTAL CONSENTS. ETCY............................................4
  3.8 LITIGATION.............................................................4
  3.9 INVESTMENT COMPANY.....................................................4
  3.10  FINANCIAL STATEMENTS.................................................4
  3.11  EMPLOYEE BENEFITS....................................................4
  3.12  ENVIRONMENTAL CONDITION..............................................6
    (a) Permits. Etc.........................................................6
    (b) Certain Liabilities..................................................6
    (c) Certain Actions......................................................7
  3.13  BUSINESS.............................................................7
  3.14  GAS CONTRACTS........................................................7
  3.15  PATENTS TRADEMARKS AND OTHER INTANGIBLE ASSETS.......................7
  3.16  TITLE TO PROPERTIES: LIENS AND ENCUMBRANCES..........................8
  3.17  TAXES................................................................9
  3.18  INTERESTED PARTY TRANSACTIONS........................................9
  3.19  RESERVE REPORT......................................................10

SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................10

  4.1 INVESTMENT............................................................10
  4.2 ACCREDITED INVESTOR...................................................11
  4.3 AUTHORITY.............................................................11
  4.4 GOVERNMENT CONSENTS. ETC..............................................11
  4.5 INVESTIGATION.........................................................11
  4.6 SHORT SELLING.........................................................11
  4.7 AFFILIATE STATUS......................................................11

SECTION 5 CONDITIONS TO OBLIGATIONS OF THE PURCHASER........................12

  5.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASER:...........................12
    (a) Representations and Warranties Correct..............................12
    (b) Covenants...........................................................12
    (c) No Legal Order Pendint..............................................12
    (d) No Law Prohibiting or Restricting Such Sal..........................12
    (e) Opinion of Company's Counsel........................................12

SECTION 6 CONDITIONS TO OBLIGATIONS OF COMPANY..............................12

  6.1 CONDITIONS TO OBLIGATIONS OF COMPANY.:................................12
    (a) Representations and Warranties Correct..............................12
    (b) Covenant............................................................13
    (c) No Legal Order Pending..............................................13
    (d) No Law Prohibiting or Restricting Such Sale.........................13

SECTION 7 DEFINITIONS.......................................................13

  7.1 CERTAIN DEFINITIONS...................................................13
    (a) Affiliate...........................................................13
    (b) Business Day........................................................13
    (c) Holders.............................................................13
    (d) Person..............................................................13
    (e) The terms register, registered and registration.....................13
    (f) Registrable Securities..............................................13
    (g) Registration Expenses...............................................14
    (h) Registration Statement..............................................14
    (i) Registration Period.................................................14
    (j) Selling Expenses....................................................14

SECTION 8 COVENANTS.........................................................14

  8.1 REGISTRATION RIGHTS...................................................14
    (a) Registration........................................................14
    (b) Expenses of Registration............................................15
    (c) Registration Procedures:............................................15
    (d) Indemnification.....................................................16
    (e) Covenants of Holders................................................18
    (f) Rule 144 Reporting:.................................................20
    (g) Transfer of Registration Right......................................21
    (h) Waivers and Amendments..............................................21
  8.2 DISPOSITION...........................................................21
  8.3 OTHER REGISTRATION RIGHTS.............................................22

SECTION 9 MISCELLANEOUS.....................................................22

  9.1 TERMINATION OF AGREEMENT..............................................22
  9.2 GOVERNING LAW.........................................................22
  9.3 SURVIVAL: RELIANCE....................................................22
  9.4 SUCCESSORS AND ASSIGNS................................................22
  9.5 NOTICES AND DATES:....................................................23
  9.6 SPECIFIC PERFORMANCE..................................................23
  9.7 FURTHER ASSURANCES....................................................23
  9.8 COUNTERPART...........................................................24
  9.9 SEVERABILITY..........................................................24
  9.10  CAPTIONS............................................................24
  9.11  PUBLIC STATEMENTS...................................................24
  9.12  BROKERS.............................................................24
  9.13  COSTS AND EXPENSES..................................................24
  9.14  NO THIRD-PARTY RIGHTS...............................................24
  9.15  ENTIRE AGREEMENT: AMENDMENT.........................................24

                                    Exhibits


Exhibit  A  Schedule of Exceptions
Exhibit  B  Additional Information
Exhibit  C  Projects

                       COMMON STOCK SUBSCRIPTION AGREEMENT


      THIS COMMON STOCK SUBSCRIPTION AGREEMENT (the "Agreement") is made as of August 21, 1998, by and among 3DX TECHNOLOGIES INC., a Delaware corporation (the "Company"), and Santa Fe Energy Resources, Inc. a Delaware corporation ("Purchaser").

                                   SECTION 1

                     AUTHORIZATION AND SALE OF COMMON STOCK

     1.1 AUTHORIZATION. The Company has authorized the sale and issuance of up to 3,333,334 shares of its Common Stock, $.01 par value per share (the "Common Stock") in accordance with the provisions of Sections 1.2 and 1.9, and has authorized the potential issuances under Section 1.3.

     1.2 SALE OF SHARES. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchaser and the Purchaser will buy from the
Company: 240,000 shares of Common Stock (the "Shares") at a purchase price of $1.25 per share, or an aggregate purchase price of $300,000.00

     1.3 PENALTY SHARES. The Company grants to the Purchaser the right to receive additional shares of Common Stock as set forth in this Section (the "Penalty Rights"). If the Company is unable to cause a registration statement described in Section 8 to be filed with the Securities and Exchange Commission (the "SEC") and to be declared effective within 120 days following August 10, 1998, at the expiration of such 120-day period, then each Penalty Right shall without further action on behalf of any party, be automatically converted into the right to receive from the Company, and the Company will issue, additional shares of Common Stock (the "Penalty Shares") to each Purchaser as a holder of a Penalty Right equal to (i) the total aggregate consideration paid by such Purchaser pursuant to Section 1.2 divided by $1.00 less (ii) the total number of shares issued to such Purchaser pursuant to Section 1.2. The Penalty Rights are not transferable apart from the Shares to which they relate.

                                   SECTION 2

                       CLOSING DATE; PAYMENT AND DELIVERY


     2.1 CLOSING DATE. The closing under this Agreement with respect to the sale of the Shares pursuant to Section 1.2 hereof (the "Closing") shall take place in Houston, Texas at 9:00 a.m. (Houston time) on October 28, 1998 at the offices of counsel to the Company or at such other times, dates and places upon which the Company and the Purchaser shall mutually agree (the date of the Closing is hereinafter referred to as the "Closing Date".

     2.2 PAYMENT AND DELIVERY. Payment for the shares by Purchaser shall be made in accordance with that certain Agreement by and between the Company and Purchaser dated August 17, 1998. At the Closing the Company will deliver to the Purchasers certificates representing the Shares. The certificates for Shares shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), and referring to restrictions on transfer herein, such legend to be substantially as follows:


            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE.

The Shares may also include any legend required under the laws of any state or other jurisdiction.

                                   SECTION 3

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY


      Except as set forth on the Schedule of Exceptions attached hereto as EXHIBIT A, the Company hereby represents and warrants to the Purchaser as follows:

     3.1 ORGANIZATION. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company. The Company has no subsidiaries and owns no equity interests, or rights convertible into equity interests in any entity.

     3.2 CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.01 par value per share, of which 8,913,909 shares are issued and outstanding as of the date hereof (prior to the stock issuances contemplated hereby) and 1,000,000 shares of Preferred Stock, $.0l par value per share, no shares of which are issued and outstanding as of the date hereof. All such issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with all applicable Federal and state securities laws. As of the date hereof, the Company has 2,004,937 shares of Common Stock reserved for issuance under its 1994 Stock Option Plan and options to purchase 1,231,707 shares of Common Stock thereunder have been granted and are outstanding. Except as described in this Agreement, and that certain Common Stock Agreement dated as of June 3, 1998 by and among the Company and the parties named therein (the June Subscription Agreement) there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities.

     3.3 AUTHORIZATION. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. Upon the issuance and delivery of the Shares as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable. The issuance and sale of the Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

     3.4 NO CONFLICT. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit, under, any provision of the Company's Certificate of Incorporation, as amended, or Bylaws of the Company, as amended, or any mortgage, indenture, lease or other agreement or instrument, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which would have a material adverse effect on the Company, its financial condition, results of operation or prospects, or impair or restrict its power to perform its obligations as contemplated hereby.

     3.5 ACCURACY OF REPORTS. All reports required to be filed by the Company under the Exchange Act, have been duly filed with the SEC, complied at the time of filing, in all material respects with the requirements of the Exchange Act and their respective forms (collectively, the "Reports"), and, except to the extent updated or superseded by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     3.6 REGISTRATION RIGHTS. Except as set forth in this Agreement, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued other than under (i) the June Subscription Agreement, (ii) the Series C Preferred Stock Purchase Agreement among the Company and certain of its security holders dated as of July 26, 1995 and (iii) the Stock Purchase Agreement among the Company and certain of its security holders dated as of November 9, 1993.

     3.7 GOVERNMENTAL CONSENTS, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except such filings as may be required to be made with the SEC and the Nasdaq and with any state or foreign blue sky or securities regulatory authority.

     3.8 LITIGATION. There is no pending or, to the best of the Company's knowledge, threatened lawsuit, administrative proceeding, arbitration, labor dispute or governmental investigation ("Litigation") to which the Company is a party or by which any portion of its assets taken as a whole may be bound, and which Litigation if adversely determined would have a material adverse effect on the Company.

     3.9 INVESTMENT COMPANY. The Company is not an "Investment Company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder.

     3.10 FINANCIAL STATEMENTS. The audited balance sheet of the Company at December 31, 1997, and the related audited statements of operations, cash flows, and stockholders' equity of the Company for the fiscal year then ended, copies of which have been furnished to Purchaser, and the balance sheet of the Company at June 30, 1998, and the related statements of operations and cash flow of the Company for the six months then ended, copies of which have been furnished to the Purchaser, fairly present, subject, in the case of the balance sheet at June 30, 1998, and said statements of income and cash flow for the six months then ended, to year-end audit adjustments, the financial condition of the Company at such dates and the results of the operations of the Company for the periods ended on such dates, and such balance sheets and statements of operations, cash flows, and stockholders' equity were prepared in accordance with United States generally accepted accounting principles ("GAAP") (and in compliance with the regulations promulgated by the SEC). As of July 31, 1998, the total Long-Term debt of the Company was $2,000,000 determined consistently with the audited financial statements as of December 31, 1997. Since December 31, 1997, no Material Adverse Change has occurred except as set forth in the Reports or in this Agreement or on the Exhibits or Schedules hereto. The term "MATERIAL ADVERSE CHANGE" shall mean (a) a material adverse change in the business, financial condition, results of operations or prospects of the Company, or (b) the occurrence and continuance of any event or circumstance which could reasonably be expected to have a material adverse effect on the Company's ability to perform its obligations under this Agreement or any material Agreement of the Company.

     3.11  EMPLOYEE  BENEFITS.

          (a) For purposes of this Section 3.11, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life (including, without limitation, any individual life insurance policy under which any persons currently or formerly employed by the Company ("Employees") is the named insured and as to which the Company makes premium payments, whether or not the Company is the owner, beneficiary or both of such policy), death benefit, group insurance, profit-sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, or other employee benefit plan, trust, arrangement, agreement, policy or commitment (including, without limitation, any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Pension Plan"), and any employee welfare benefit plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether or not any of the foregoing is funded or insured and whether written or oral, which is intended to provide or does in fact provide benefits to any or all current Employees, and (i) to which the Company is party or by which the Company (or any of the rights, properties or assets of the Company) is bound, (ii) with respect to which the Company has made any payments, contributions or commitments, or may otherwise have any liability (whether or not the Company still maintains such plan, trust, arrangement, contract, agreement, policy or commitment) or (iii) under which any current director, Employee or agent of the Company is a beneficiary as a result of his or her employment or affiliation with the Company.

          (b) With respect to any Employee, the Company has no obligation to contribute to (or any other liability with respect to) any funded or unfunded Welfare Plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retirees or current, future or former Employees (including their dependents and spouses) except for limited continued medical benefit coverage for former Employees, their spouses and their other dependents as required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the Company is in compliance in all material respects with the continued medical and other welfare benefit coverage requirements of COBRA and all other applicable laws.

          (c) With respect to any Employee, the Company does not maintain, contribute to or have any material liability under (or with respect to) any Pension Plan which is a tax qualified "defined benefit plan" (as defined in Section 3(35) of ERISA) or a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), or a non-qualified deferred compensation plan for certain highly compensated or management employees whether or not terminated. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Plan or are reflected as a liability on the books of the Company and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Plan which is a Welfare Plan.

          (d) Except as set forth on EXHIBIT A, the Company has, with respect to all current and former Employee Plans (and all related trusts, insurance contracts and funds), at all times complied in all material respects with the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable statutes, common law, regulations and regulatory pronouncements, or has, in the exercise of its reasonable judgment, determined that such statutes (including ERISA), common law, regulations and regulatory pronouncements were and are not applicable to the Company. The Company has not engaged in nor is it bound to enter into, any transaction with respect to any Employee Plan which would subject the Company to any material liability due to either a civil penalty assessed pursuant to Section 502(1) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code. No actions, suits or claims with respect to the assets of any Employee Plan (and all related trusts, insurance contracts and funds), other than routine claims for benefits, are pending or threatened which could result in a material adverse effect on the Company. There are not now, nor have there been, any tax-qualified retirement plans sponsored or maintained by the Company for Employees, nor are there any unfunded obligations with respect thereto. With respect to any Employee, the Company has no obligation to contribute to (or any other liability with respect to) any "multi-employer plan," as defined in the Multi-employer Pension Plan Amendments Act of 1980, and the Company has not incurred any current or potential withdrawal or termination liability as a result of a complete or partial withdrawal from any multi-employer plan. Except as set forth on EXHIBIT A, each Employee Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under the requirements of Section 401(a) of the Code, the Internal Revenue Service has issued a determination letter to that effect, and such letter remains effective and has not been revoked. No unfulfilled obligation to contribute with respect to an Employee Plan exists with respect to any Employee Plan year ending on or before the Closing. There is no agreement or promise, written or oral, of the Company to the effect that any Employee Plan may not be terminated at the Company's discretion at any tune, subject to applicable law.

     3.12 ENVIRONMENTAL CONDITION.

          (a) PERMITS, ETC. Except as set forth on EXHIBIT A, the Company (i) has obtained all environmental permits necessary for the ownership and operation of its properties and the conduct of its businesses, except where such failure to obtain could not reasonably be expected to cause a Material Adverse Change;
(ii) is in compliance with all terms and conditions of such environmental permits and with all other requirements of applicable environmental laws, except where such failure to comply could not reasonably be expected to cause a Material Adverse Change; (iii) has not received notice of any violation or alleged violation of any environmental law or environmental permit; and (iv) is not subject to any actual or contingent environmental claim which could reasonably be expected to cause a Material Adverse Change.

          (b) CERTAIN LIABILITIES. Except as set forth on EXHIBIT A, to the Company's best knowledge, none of the present or previously owned or operated properties of the Company or of any of its present or former subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs; (ii) is subject to a lien, arising under or in connection with any Environmental Laws, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any release of hazardous substances or hazardous wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response (as defined in the Comprehensive Environmental Response Compensation Liability Act or other environmental law) that would cause a Material Adverse Change.

          (c) CERTAIN ACTIONS. Without limiting the foregoing (i) all necessary notices have been properly filed, and no further action is required under current environmental law as to each Response or other restoration or remedial project undertaken by the Company, or its present or former subsidiaries on any of their presently or formerly owned or operated properties and (ii) the present and, to the Company's best knowledge, future liability, if any, of the Company and its subsidiaries which could reasonably be expected to arise in connection with requirements under environmental laws will not result in a Material Adverse Change.

     3.13 BUSINESS. The Company has all franchises, permits, licenses, patents and other rights and privileges necessary to permit it to own its property and conduct its business, except for those, the non-obtainment of which would not reasonably be expected to cause a Material Adverse Change. The Company manages and operates its business in compliance with all applicable legal requirements and in accordance with good industry practices, except where such failure to manage or operate would not reasonably be expected to cause a Material Adverse Change.

     3.14 GAS CONTRACTS. The Company is not, as of the date hereof; (a) obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Company's consolidated oil and gas properties at some future date without receiving full payment therefor at the time of delivery, and (b) has not produced gas, in any material amount, subject to, and none of the Company's consolidated oil and gas properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which the Company has established monetary reserves adequate in amount in accordance with GAAP to satisfy such obligations and has segregated such reserves from its other accounts.

     3.15 PATENTS, TRADEMARKS AND OTHER INTANGIBLE ASSETS. (a) Except as set forth on EXHIBIT A or as is not material to the Company, the Company (i) uses, owns or has the right to use, free and clear of all liens, claims and restrictions, all patents, patent applications, trademarks, service marks, trade names and copyrights, and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted, without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise except for obligations in the normal course of its exploration and production business.

     (b) Except as set forth on EXHIBIT A or as is not material to the Company, the Company owns or has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs (with the exception of normal software purchased and sold as such) and technical data and information (collectively herein "Intellectual Property") required for or incident to the development, operation and sale of all services or products sold or currently proposed to be sold by the Company, free and clear of and without violating any right, lien, or claim of others, including without limitation, former Employees and former employers of its past and present Employees but excluding restrictions as are customary for exploration and production companies.

     (c) The Company has taken security measures to protect the secrecy, confidentiality and value of all the Intellectual Property, which measures are reasonable and customary in the industry in which it operates. Each of the Company's Employees and other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Intellectual Property, or who has knowledge of or access to information about the Intellectual Property, has entered into a written agreement with the Company which (i) provides that the Intellectual Property and other information are proprietary to the Company and are not to be divulged or misused and (ii) transfers to the Company, without any further consideration being given therefor by the Company, all of such Employee's or other person's right, title and interest in and to such Intellectual Property and other information and to all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to such Intellectual Property and information. The Company is not aware that any of its Employees, consultants or prospective Employees who have signed such agreements are in violation thereof, nor is it aware or have any basis to believe, that any former employee or consultant has made any claim of ownership in or rights with respect to any of the Intellectual Property.

     3.16 TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. Except as set forth on EXHIBIT A and pursuant to the Credit Agreement by and between the Company and NationsBank of Texas, N.A. dated December 18, 1997 (the "Credit Agreement"), the Company has defensible title to all of the properties and assets, both real and personal, tangible and intangible, that it purports to own, including the properties and assets reflected in the Reports and including the lands and leases and associated net revenue interests reflected in the Company's most recent reserve report, as of December 31, 1997, as prepared by Ryder Scott Company (the "Reserve Report"), other than dispositions or expirations since the date thereof, and they are not subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge ("Liens") except routine statutory liens securing liabilities not yet due and payable and minor liens, encumbrances, restrictions, exceptions, reservations, limitations and other imperfections that do not materially detract from the value of the specific asset affected or the present use of such asset and except (A) Liens for taxes not yet due and payable or, if payable, that are being contested in good faith in the ordinary course of business, (B) statutory Liens (including materialmen's, mechanic's, repairmen's, landlord's, and other similar liens)
arising in the ordinary course of business to secure payments not yet due and payable or, if payable, that are being contested in good faith in the ordinary course of business, (C) such easements, restrictions, reservations or other encumbrances, as well as imperfections or irregularities of title, if any, as do not create a material adverse effect, (D) obligations or duties to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules, regulations and orders of any governmental authority, (E) all lessors' royalties, overriding royalties, net profits interests, production payments, carried interests, reversionary interests and other burdens on or deductions from the proceeds of production that do not operate to (x) reduce the net revenue interest of the Company below that purported to be owned by the Company or as set forth in the Reserve Report,
(y) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the working interest of the Company above that purported to be owned by the Company without a proportionate increase in the net revenue interest of the Company or (z) increase the working interest of the Company above that purported to be owned by the Company without a proportionate increase in the net revenue interest of the Company, (F) the terms and conditions of joint operating agreements and other oil and gas contracts,
(G) all rights to consent by, required notices to, and filings with or other actions by governmental or tribal entities, if any, in connection with the change of ownership or control of an interest in federal, state, tribal or other domestic governmental oil and gas leases, if the same are customarily obtained subsequent to such change of ownership or control, but only insofar as such consents, notices, filings and other actions relate to the transactions contemplated by this Agreement, (H) any preferential purchase rights, (I) required third party consents to assignment, (J) conventional rights of reassignment prior to abandonment and (K) the terms and provisions of oil and gas leases, unit agreements, pooling agreements, communication agreements and other documents creating interests comprising the oil and gas properties; insofar and only insofar as such terms and provisions do not operate to (x) reduce the net revenue interest of the Company below that purported to be owned by the Company, (y) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the working interest of the Company above that purported to be owned by the Company without a proportionate increase in the net revenue interest of the Company or (z) increase the working interest of the Company above that purported to be owned by the Company. EXHIBIT D lists the current projects in which the Company has an interest.

     3.17 TAXES. Except as set forth in EXHIBIT A, the Company has accurately prepared and timely filed all federal income tax returns and all state and municipal tax returns that are required to be filed by it (the "Tax Returns") and has paid or made provision for the payment of all amounts due pursuant to such returns. The Tax Returns are true and complete in all material respects. None of the Tax Returns have been audited by the Internal Revenue Service or any state taxing authority, as the case may be, the Company has not been advised that any of such Tax Returns will be so audited, and there are no waivers in effect of the applicable statute of limitations for any period. No deficiency assessment or proposed adjustment of federal income taxes or state or municipal taxes of the Company is pending and the Company has no knowledge of any proposed liability for any tax to be imposed.

     3.18 INTERESTED PARTY TRANSACTIONS. Except as otherwise reflected in the Reports, no executive officer, director or stockholder owning 5% of the outstanding Common Stock of the Company or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Securities Act) of any such person or entity or the Company has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company, or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as otherwise reflected in the Reports, there are no existing arrangements or proposed transactions between the Company and any executive officer, director, or holder of more than 5% of the capital stock of the Company, or any affiliate or associate of any such person.

     3.19 RESERVE REPORT. A true and correct copy of the Reserve Report has been provided to the Purchaser. All information contained in the Reserve Report is true and correct m all material respects as of the date thereof, except that the Company does not warrant quantity of reserves, rate of recovery, productive capacity, future prices, future operating costs, or other similar matters that cannot be determined with certainty.

                                   SECTION 4

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Company as follows:

     4.1 INVESTMENT. The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser acknowledges the Company's obligation to file a registration statement with respect to the Shares as set forth in Section 8 of this Agreement, the effectiveness of which registration statement may be required for the resale of the Shares. Without limiting the generality of the first sentence of this Section, the Purchaser has not offered or sold any portion of the Shares to be acquired by it and has no present intention of reselling or otherwise disposing of any portion of such Shares, either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance, and in particular the Purchaser has no current intention to resell the Shares, under such registration statement nor would it have such intention if such registration statement were effective as of the date of purchase. The Purchaser understands that the investment in the Shares, is subject to a high degree of risk and that the Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of Purchaser's investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser acknowledges and understands that it must bear the economic risk of this investment for an indefinite period of time because the Shares must be held indefinitely until subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from registration is available. Purchaser understands that any transfer agent of the Company will be issued stop-transfer instructions with respect to the Shares, unless such transfer is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. The Purchaser has experience in analyzing and investing in entities like the Company, it can bear the economic risk of its investment, including the full loss of its investment, and by reason of its business or financial experience or the business or financial experience of its professional advisors has the capacity to evaluate the merits and risks of its investment and protect its own interest in connection with the purchase of the Shares from the Company at the Closing. The Purchaser is a resident of the State of Texas. Purchaser was not organized for the purpose of acquiring the Shares.

     4.2 ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as such term is defined in SEC Regulation D.

     4.3 AUTHORITY. The Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any obligation under any provision of the charter documents or Bylaws, of the Purchaser or any mortgage, indenture, lease or other agreement or instrument, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser.

     4.4 GOVERNMENT CONSENTS, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement, the purchase of the Shares or the consummation of any other transaction contemplated hereby.

     4.5 INVESTIGATION. The Purchaser has received a copy of the Reports and the "Risk Factors" and "Description of Capital Stock" included as EXHIBIT B. The
Purchaser has had a reasonable opportunity to ask questions relating to and otherwise discuss the terms and conditions of the offering and the other information set forth in the Reports and this Agreement and the Company's business, management and financial affairs with the Company's management, customers and other parties, and the Purchaser has received satisfactory responses to the Purchaser's inquiries. The Purchaser has relied solely upon the information provided by the Company in the Reports and this Agreement in making the decision to invest in the Shares. To the extent necessary, the Purchaser has retained, at the expense of the Purchaser, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Shares, hereunder.

     4.6 SHORT SELLING. Purchaser has not prior to the date hereof directly or indirectly, through related parties, affiliates or otherwise (a) sold "short" or "short against the box" (as those terms are generally understood) any equity security of the Company; or (b) otherwise engaged in any transaction which involves hedging of its position in the securities of the Company, and it will not until the date the Registration Statement (as defined herein) is declared effective by the SEC take any such actions described in (a) or (b) of this
Section 4.6.

     4.7 AFFILIATE STATUS. The Purchaser is not, and has not been within the 90 days prior to the Closing Date, an officer, director, employee, agent or affiliate of the Company. The Purchaser is not a broker or dealer of securities, an employee, officer or director of the Company nor prior to the Closing Date of the transactions contemplated hereby is the Purchaser the beneficial owner of 5% or more of the Common Stock of the Company.

                                   SECTION 5

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

     5.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The Purchaser's obligation to purchase the Shares at the Closing is, at the option of Purchaser, which may waive any such conditions to the extent permitted by law, subject to the fulfillment on or prior to the Closing Date of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date and the foregoing shall be certified in writing by an executive officer of the Company.

          (b) COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such purchase shall have been performed or complied with in all respects and the foregoing shall be certified in writing by an executive officer of the Company.

     (c) NO LEGAL ORDER PENDING. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

          (d) NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Shares (except as otherwise provided in this Agreement).

          (e) OPINION OF COMPANY'S COUNSEL. The Purchasers shall have received from Baker & Botts, L.L.P., counsel for the Company, an opinion dated the Closing Date, in substantially the form set forth in EXHIBIT D.

                                   SECTION 6

                      CONDITIONS TO OBLIGATIONS OF COMPANY

     6.1 CONDITIONS TO OBLIGATIONS OF COMPANY. The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, which may waive any such conditions to the extent permitted by law, subject to the fulfillment on or prior to the Closing Date, of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, with the same force and effect as if they had been made on and as of said date and the foregoing shall be certified in writing by the Purchaser.

          (b) COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date, shall have been performed or complied with in all material respects, and the foregoing shall be certified in writing by the Purchaser.

          (c) NO LEGAL ORDER PENDING. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

          (d) NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Shares.

                                   SECTION 7

                                   DEFINITIONS

     7.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          (a) "AFFILIATE" shall mean, with respect to any person, any other person controlling, controlled by or under direct or indirect common control with such person (for the purposes of this definition "control," when used with respect to any specified person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

          (b) "BUSINESS DAY" shall mean a day Monday through Friday on which banks are generally open for business in Texas.

          (c)  "HOLDERS"  shall  mean  the  Purchaser  and  any  person  holding
Registrable   Securities  to  whom  the  rights  under  Section  8.1  have  been transferred in accordance  with Section  8.1(g) hereof.

          (d) "Person" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

          (e) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          (f) "REGISTRABLE SECURITIES" shall mean (A) the Shares, (B) any shares of Common Stock issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in replacement of the Shares, (C) if permitted under applicable law and regulation, the Penalty Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (I) have not been disposed of pursuant to a registration statement declared effective by the SEC, (II) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (III) may not be otherwise transferred without restriction under Rule 144 (or any similar successor rule or provision then in force) provided that the Company shall have delivered a new certificate or other evidence of ownership for it not bearing any restrictive legend and with all stop transfer orders withdrawn, or (IV) are held by a Holder or a permitted transferee pursuant to subsection 8.1(g).

          (g) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 8.1(a) hereof; including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company and the Holders up to $15,000 (aggregated for any other registration statement filed pursuant to Section 8.1 other than an additional registration required because the Company failed to keep the Registration Statement in effect as required under this Agreement); blue sky fees and expenses (for a reasonable number of states) and the expense of any special audits incident to or required by any such registration.

          (h) "REGISTRATION STATEMENT" shall have the meaning ascribed to such term in Section 8.1(a).

          (i) "REGISTRATION PERIOD" shall have the meaning ascribed to such term in Section 8.1(c).

          (j) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions and transfer taxes applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder in excess of those fees and expenses treated as Registration Expenses.

                                   SECTION 8

                                    COVENANTS

     8.1   REGISTRATION RIGHTS.

          (a) REGISTRATION. Within one month after August 10, 1998, the Company will file a registration statement (the "Registration Statement') with the SEC on Form S-3 or any similar short form, if available, or, if such forms are unavailable, on Form S-1 or any other appropriate form and will use its reasonable best efforts for such Registration Statement to be declared effective by the SEC. The Company will use its reasonable best efforts to promptly effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as may be so reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities; provided that the Company shall not be obligated to take any action to effect any such state registration, qualification or compliance pursuant to this subsection 8.1(a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service or is required to qualify in such jurisdiction, as the case may be, and except as may be required by the Securities Act. The Company shall be obligated to effect only one registration pursuant to this Section 8.1 so long as the Registration Statement is kept in effect by the Company for the period of time required hereby (otherwise the Company shall be obligated to effect an additional registration). The Penalty Shares may, in the sole discretion of the Company (consistent with applicable securities laws), either be included in the Registration Statement contemplated by this Section or may be included in one or more separate registration statements in which case the provisions of Section 8 shall apply to such separate registration statements as if they were the Registration Statement.

          (b) EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to subsection 8.1(a) shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

          (c) REGISTRATION PROCEDURES. In the case of the registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will, upon reasonable request, inform each Holder as to the status of such registration, qualification and compliance. At its expense the Company will during such time as the Holder holds Registrable Securities:

               (i) use its reasonable best efforts to keep such registration, and any qualification or compliance under state securities laws which the Company determines to obtain, effective until the shares included in such registration statement are sold or are otherwise freely transferable and all restrictive legends and stop transfer orders have been removed.

               (ii) furnish such number of prospectuses and other documents incident thereto as the Holders from time to time may reasonably request;

               (iii) use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8.1(c), or (B) subject itself to income taxation in any such jurisdiction;

               (iv) notify each Holder of such Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

               (v) cause all such Registrable Shares to be listed or quoted on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted;

               (vi)  appoint a   transfer  agent  and  registrar  for  all  such
Registrable Shares not later than the effective date of such Registration Statement;

               (vii) make available for inspection by any Holder of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement, subject in each case to appropriate confidentiality restrictions; and

               (viii) use its best efforts to cause the Registrable Shares covered by such registration statement to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as "the Registration Period."

          (d)  INDEMNIFICATION.

               (i) To the extent permitted by law, the Company will indemnify each Holder requesting or joining in a registration, each agent, officer and director of such Holders, each person controlling such Holder and each underwriter and selling broker of the securities so registered (collectively, "Indemnitees") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act or state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or a state securities law, in each case applicable to the Company, and will reimburse each such Indemnitee for any legal and any other fees and expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that the Company will not be liable to any Indemnitee in any such case to the extent that any such claim, loss, damage or liability is caused by any untrue statement or omission so made in strict conformity with written information furnished to the Company by an instrument duly executed by such Indemnitee and stated to be specifically for use therein and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter, or any Indemnitee if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 8. l(d)(i) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

               (ii) To the extent permitted by law, each Holder requesting or joining in a registration and each underwriter and selling broker of the securities so registered will indemnify the Company and its officers and directors and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company and each other person indemnified pursuant to this subsection 8. l(d)(ii) for any legal and any other fees and expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that this subsection 8. l(d)(ii) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in strict conformity with written information (including, without limitation, written negative responses to inquiries) furnished to the Company by an instrument duly executed by such Holder, underwriter or selling broker and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and (ii) any underwriter or Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 8. l(d)(ii) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder or underwriter, as the case may be, which consent shall not be unreasonably withheld; and provided, further, that the obligations of such Holders shall be limited to an amount equal to the net proceeds received by such Holder from the sale of Registrable Stock in such offering as contemplated herein, unless such claim, loss, damage, liability or action resulted from such Holder's fraudulent misconduct.

               (iii) Each party entitled to indemnification hereunder (the "indemnified party") shall give notice to the party required to provide indemnification (the "indemnifying party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the indemnified party, and the indemnified party may participate in such defense at such party's expense, and provided further that the omission by any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this
Section 8.1(d) except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall consent, except with the consent of each indemnified party, to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

               (iv) The reimbursement required by this Section 8.1(d) shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

               (v) The obligation of the Company under this Section 8.1(d) shall survive the redemption, if any, of the Series B Preferred and the Series C Preferred, and the completion of any offering of Registrable Stock in a registration statement under this Section 8 or otherwise.

          (e)  COVENANTS OF HOLDERS.

               (i) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by subsection 8.1(a) until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

               (ii) Each  Holder  severally  agrees for a period of time (not to exceed 180 days) from the effective date of any registration (other than a registration effected solely to implement an employee benefit plan) of securities of the Company for any underwritten offering (upon request of the Company or of the underwriters managing any underwritten offering to the Company's securities) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or any other stock of the Company held by such Holder, other than shares of Registrable Securities included in such registration, without the prior written consent of the Company or such underwriters, as the case may be; provided that this obligation is subject to the condition that all officers and directors of the Company and each holder of more than 2% of the outstanding Common Stock shall enter into similar agreements; provided further that, each Holder severally agrees that if and only if the Holder has not, at the date of the effectiveness of a subsequently filed registration statement, been required to comply with the preceding provisions of this Section, for a period of time (not to exceed 90 days) from the effective date of any subsequent registration that provides in whole or in part for the underwritten sale by the Company of securities of the Company (upon request of the Company or of the underwriters managing any underwritten offering of the Company's securities) the Holder will agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or any other stock of the Company held by such Holder, other than shares of Registrable Securities included in such registration, without the prior written consent of the Company or such underwriters, as the case may be; provided that all officers and directors of the Company shall enter into similar agreements. Each Holder agrees to suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by subsection 8.1(a) during any period, not to exceed one 30-day period per circumstance or development and not to exceed 60 days in any 12-month period, when the Company upon written advice of counsel determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material, undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company.

               (iii) Each Holder agrees to notify the Company, at any time when a prospectus relating to the Registration Statement contemplated by subsection 8.1(a) is required to be delivered by it under the Securities Act, of the occurrence of any event relating to the Holder which requires the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading relating to the Holder, and each Holder shall promptly make available to the Company the information to enable the Company to prepare any such supplement or amendment. Each Holder also agrees that, upon delivery of any notice by it to the Company of the happening of any event of the kind described in the next preceding sentence of this subsection, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until its receipt of the copies of the supplemental or amended prospectus contemplated by this subsection, which the Company shall promptly make available to each Holder and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

               (iv) Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.1.

               (v) Each Holder hereby covenants with the Company (1) not to make any sale of the Shares without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (2) if such Shares are to be sold by any method or in any transaction other than on a national securities exchange, in the over-the-counter market, on the NASDAQ National Market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five business days prior to the date on which the Purchaser first offers to sell any such Shares.

               (vi) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement described in this Section are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Shares is accompanied by a certificate reasonably satisfactory to the Company to the effect that (A) the Registrable Securities have been sold in accordance with such registration statement and (B) the requirement of delivering a current prospectus has been satisfied. Each Holder agrees that it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the registration statement referred to in this Section 8.1 or in a transaction exempt from registration under the Securities Act. Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such registration statement that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

          (f) RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

               (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

              (iii) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder upon any reasonable request a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

          (g) TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under subsection 8.1(a) may be assigned in full by a Holder to an Affiliate of such Holder or a transferee of at least 100,000 shares of Registrable Securities provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement including, without limitation, the restrictions in
Section 4.6 and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this paragraph (g), the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person.

          (h) WAIVERS AND AMENDMENTS. With the written consent of the Company and the Holders holding at least a majority of the then outstanding Registrable Securities, any provision of this Section 8.1 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

     8.2 DISPOSITION. The Purchaser has not and will not make any offer, sale or other transfer of the Shares by any means which would not comply with applicable law or this Agreement or which would otherwise impose upon the Company any obligation to satisfy any public filing or registration requirement. The Purchaser understands and agrees that any disposition of the Shares in violation of this Agreement shall be null and void, and that no transfer of the Shares shall be made by the Company or the transfer agent for the Shares upon the Company's stock transfer books or records unless and until there has been compliance with the terms of this Agreement, the Securities Act, any applicable state and foreign securities law and any other laws. Purchaser will not sell or transfer the Shares unless:

          (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          (b) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, it shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition is exempt from registration of such shares under the Securities Act or any applicable state, foreign or other securities laws.

The Purchaser will not transfer the Shares, other than pursuant to the Registration Statement or in a transaction that complies with Rule 144, unless the transferee agrees to be bound by the restrictions on transfer (including the registration provisions) contained herein to the same extent as if it were the original Purchaser. The provisions hereof shall apply to the Penalty Rights to the same extent as the Shares.

     8.3 OTHER REGISTRATION RIGHTS. Each of the Company and the Purchaser agrees that the holders of any securities of the Company which are entitled to registration rights pursuant to (i) the June Subscription Agreement, (ii) the Series C Preferred Stock Purchase Agreement among the Company and certain of its security holders dated as of July 26, 1995 or (iii) the Stock Purchase Agreement among the Company and certain of its security holders dated as of November 9, 1993 shall be entitled to participate with respect to such securities in any registration effected pursuant to Section 8.1 hereof upon the same terms and conditions as a Holder of Registrable Securities.

                                    SECTION 9

                                  MISCELLANEOUS

     9.1 TERMINATION OF AGREEMENT. The Company may terminate its obligation to perform or observe any of its covenants and agreements hereunder to Purchaser if Purchaser violates in a material respect any of the material covenants or agreements of the Purchaser under this Agreement, and the Purchaser may terminate its obligations to perform or observe any of its covenants and agreements hereunder if the Company violates or fails to perform in any respect any of the covenants or agreements of the Company under this Agreement to Purchaser; provided, however, that neither the Company nor the Purchaser, as the case may be, may terminate any of its obligations under this Agreement pursuant to this sentence unless it shall have delivered written notice of such default to the other party and such default shall not have been cured within 30 days after the delivery of such notice.

     9.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS AS APPLIED TO CONTRACTS ENTERED INTO SOLELY BETWEEN RESIDENTS OF, AND TO BE PERFORMED ENTIRELY WITHIN, SUCH STATE.

     9.3 SURVIVAL; RELIANCE. The representations and warranties in Sections 3 and 4 of this Agreement shall survive any investigation made by the Purchaser or the Company for a period of two years after the Closing Date and all covenants and agreements contained herein shall survive the execution and delivery of this Agreement in accordance with their terms. Thereafter, such representations and warranties shall expire and be of no further force and effect, and no cause of action may be brought with respect to any breach thereof unless a written notice specifying the nature and the amount of the claims shall have been delivered by the Company or the Purchaser, as the case may be, with respect thereto, on or before two years after the Closing Date. Any representation or warranty contained herein may be relied upon by counsel to the Company in connection with any opinion delivered in connection with the transactions contemplated hereby.

     9.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided in this Agreement, this Agreement may not be assigned by a party without the prior written consent of the other party except by operation of law, in which case the assignee shall be subject to all of the provisions of this Agreement.

     9.5 NOTICES AND DATES. Any notice or other communication given under this Agreement shall be sufficient if in writing and will be effective as of (a) the date of receipt if delivered by hand, by messenger or by courier, or transmitted by facsimile, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto) or (b) three days after the date when the same shall have been posted by registered mail, return receipt requested, in any post office in the United States of America, postage prepaid and addressed to the party at such address:

          (i)           if to the Company:


                        3DX Technologies Inc.
                        12012 Wickchester
                        Suite 250
                        Houston, Texas 77079
                        Attn: Chief Financial Officer
                        (Facsimile) (281) 579-9227


          (ii)          if to Purchaser:

                         Santa Fe Energy Resources, Inc.
                         1616 S. Voss Suite 1000
                         Houston, Texas 77057
                         Attn: General Counsel
                         (Facsimile) (713) 507-5341

     9.6 SPECIFIC PERFORMANCE. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages. It is accordingly agreed that any party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or in equity, and such party that is sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by the party bringing such action.

     9.7 FURTHER ASSURANCES. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

     9.8 COUNTERPARTS. This Agreement may be executed in any number of counter-parts, each of which may be executed by fewer than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     9.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic impact of this Agreement on any party.

     9.10 CAPTIONS. Headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be relied upon in construing this Agreement. Use of any gender herein to refer to any person shall be deemed to comprehend masculine, feminine and neuter unless the context clearly requires otherwise.

     9.11 PUBLIC STATEMENTS. The Purchaser agrees not to issue any public statement with respect to it's investment or proposed investment in the Company or the terms of any agreement or covenant between it and the Company without the Company's prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

     9.12 BROKERS. Each of the Company and the Purchaser represents and warrants to the others that it has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Each of the Company and the Purchaser hereby agrees to indemnify and hold harmless the other from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Person hereunder.

     9.13 COSTS AND EXPENSES. Each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated.

     9.14 NO THIRD-PARTY RIGHTS. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement except for certain registration rights granted hereunder to Persons in accordance with Section 8.3 hereof.

     9.15 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought except that any matter relating to registration rights hereunder may be waived or amended on behalf of all of the Holders, by the consent of the Company and the Holders holding a majority of the
then  outstanding  Registrable   Securities.

This Common Stock Subscription Agreement is agreed to and accepted as of August 21, 1998.

                                    3DX TECHNOLOGIES INC.



                                     By:/s/ Russell L. Allen
                                        ----------------------------------------
                                        Russell L. Allen
                                        Vice President Finance and
                                        Chief Financial Officer


                                     SANTA FE ENERGY RESOURCES, INC.



                                      By:/s/ David C. Hicks
                                        ----------------------------------------
                                        David C. Hicks, Vice President
                                        and General Counsel

                                    EXHIBIT A

                             SCHEDULE OF EXCEPTIONS

     1. The Company's August 19 press release is incorporated herein in their entirety.

     2. The Company made a Voluntary Request for Consideration, dated February 5, 1998, a copy of which has been provided to the Purchaser, under the Employee Plan Closing Agreement Program to correct certain operational defects in its former defined contribution pension plan, which was intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended. The Company believes that it has made adequate provision on its financial statements for any liability (including interest and penalties) that may result from such operational defects.

     3. The Company has not received a determination letter from the Internal Revenue Service with regard to its current 401(k) Employee Savings Plan, which plan the Company adopted in January 1998.

                                    EXHIBIT B

                             ADDITIONAL INFORMATION

                                    EXHIBIT B


            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

            Certain statements in the materials given to the Purchaser including statements regarding anticipated capital expenditures, estimates of proved reserves, future rates of production, future growth, future exploration, future seismic data (including timing and results), future reserves, revenues, future drilling (including the timing and results thereof), expansion of operations, generation of additional prospects and results of current or future prospects, future reserves and future leases, and other land rights, timing of capital expenditures and regulatory reform, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). The words "budgeted", "anticipate," "project," "estimate," "expect," "may," "believe," "potential" and similar statements are intended to be among the statements that are forward-looking statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "Risk Factors" and in the Company's filings with the SEC.

                                  RISK FACTORS


LIMITED OPERATING HISTORY AND SIGNIFICANT HISTORICAL OPERATING LOSSES

            The Company commenced its operations in 1993 and has only a limited operating history. Potential investors, therefore, have limited historical financial and operating information upon which to base an evaluation of the Company's performance and an investment in shares of Common Stock. For example, many of the producing wells within exploration projects in which the Company is participating have been on production only for a short period of time. Therefore, estimations with respect to the proved reserves and level of future production attributable to these wells are difficult to determine and there can be no assurance as to the volume of recoverable reserves that will be realized from such wells. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the early stages of their development. As a result of operating expenses and impairments of oil and gas properties, the Company has incurred significant operating and net losses to date. The development of the Company's business and its participation in an increasingly larger number of projects has required and will continue to require substantial expenditures. The Company's future financial results will depend primarily on its ability to economically locate hydrocarbons in commercial quantities to provide drilling site and target depth recommendations resulting in profitable productive wells and on the market prices for oil and gas. There can be no assurance that the Company will achieve or sustain profitability or positive cash flows from operating activities in the future.

VOLATILITY OF OIL AND GAS PRICES

            Although the Company's primary efforts are focused on reducing the hydrocarbon finding costs in those projects in which it participates, the Company's revenues, profitability, cash flow and future growth are affected by changes in prevailing oil and gas prices. Oil and gas prices have been subject to wide fluctuations in recent years in response to relatively minor changes in the supply and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond the control of the Company, including economic, political and regulatory developments and competition from other sources of energy. It is impossible to predict future oil and gas price movements with any certainty. Currently, the Company does not engage in hedging activities. As a result, the Company may be more adversely affected by fluctuations in oil and gas prices than other industry participants that do engage in such activities. No assurances can be given as to the future level of activity in the oil and gas exploration and development industry and its relationship to the future demand for the expertise offered by the Company. An extended or substantial decline in oil and gas prices could have a material adverse effect on the Company's financial position and results of operations, the volume of oil and gas that may be economically produced by operations of projects in which the Company participates and the Company's access to capital.

RELIANCE ON SIGNIFICANT PARTNERS

              The Company has in the past and expects in the future to rely extensively upon its existing and future partners to offer opportunities for the Company to participate in exploration projects. All of the Company's oil and gas revenues have been derived from its participation in projects involving a limited number of partners. The Company's inability to secure future business opportunities generated by these or other partners could limit the Company's ability to fully implement its business plan and could have a material adverse effect on the Company's business, financial condition and results of operations.

NON-OPERATOR STATUS

            The Company focuses exclusively on providing 3-D imaging and relies upon other project partners to provide and complete all other project operations and responsibilities including land acquisition, drilling, marketing and project administration. As a result, the Company has only a limited ability to exercise control over a significant number of a project's operations or the associated costs of such operations. The success of a project is dependent upon a number of factors which are outside of the Company's area of expertise and project responsibilities. Such factors include: (i) the availability of favorable lease terms and required permitting for projects, (ii) the availability of future capital resources by the Company and the other participants for the purchasing of leases and the drilling of wells, (iii) the approval of other participants to the purchasing of leases and the drilling of wells on the projects, (iv) the economic conditions at the time of drilling, including the prevailing and anticipated prices for oil and gas and (v) the ability of the operator to successfully and adequately perform its tasks. The Company's reliance on other project partners and its limited ability to directly control certain project costs could have a material adverse effect on the realization of expected rates of return on the Company's investment in projects.

ABILITY TO DISCOVER ADDITIONAL RESERVES

            The Company's future success is dependent upon its ability to economically locate additional oil and gas reserves in commercial quantities. The Company's ability to do so is dependent upon a number of factors, including its participation in multiple exploration projects and its technological capability to locate oil and gas in commercial quantities. Because the Company does not generate or develop its own projects (except in instances relating to trend plays), relying instead upon other industry participants to do so, no assurances can be given that the Company will have the opportunity to participate in projects which economically produce commercial quantities of hydrocarbons in amounts necessary to meet its business plan or that the projects in which it elects to participate will be successful. Except to the extent that the Company successfully locates commercial quantities of economically recoverable oil and gas, the Company's proved reserves will decline as reserves are produced. There can be no assurance that the Company will be able to discover additional commercial quantities of oil and gas or that the Company's project partners will have success drilling productive wells and acquiring properties at low finding costs.

SUBSTANTIAL CAPITAL REQUIREMENTS AND LIQUIDITY

              To date, net cash provided by operating activities has been limited and the Company has funded its oil and gas exploration activities principally through cash provided by the sale of equity securities. The Company's business requires substantial oil and gas capital expenditures. To achieve its near-term goals, the Company has been and will be required to make oil and gas capital expenditures substantially in excess of its net cash flow from operations in order to acquire, explore and develop oil and gas properties. The level of capital spending in 1998 will be dependent upon the Company's ability to obtain additional sources of funding.

            As of March 31, 1998,  the Company had a deficit in working  capital of approximately $3.8 million. On December 18, 1997, the Company executed a credit agreement with a commercial bank, the borrowing capacity of which was set at $2.0 million in April 1998. There were no borrowings under the credit agreement during the quarter ended March 31, 1998. Subsequent to March 31, 1998, the Company borrowed $2.0 million under the credit agreement. Such amount is the maximum amount currently available for borrowing under the credit facility. The borrowing capacity is a function of the value of the Company's proved oil and gas reserves, and is redetermined on a quarterly basis. The bank is currently conducting a scheduled redetermination. Although the Company increased its proved reserves as a result of successful drilling operations during the quarter ended March 31, 1998, the bank has not concluded whether it will increase the borrowing capacity at this time. The credit agreement is secured by substantially all of the Company's oil and gas properties and contains restrictions on dividends and additional liens and indebtedness and requires the maintenance of a minimum current ratio and net worth, each as defined in the credit agreement. As of March 31, 1998, the Company was not in compliance with certain covenants of the credit agreement pertaining to minimum working capital and aging of accounts payable. The bank has agreed to waive these instances of non-compliance through June 30, 1998. In the absence of an improvement in the Company's working capital and accounts payable aging, future waivers from the bank will be necessary.

            As a result of the Company's periodic review of each of its oil and gas exploration and development properties and its available capital, the Company has occasionally sold partial interests in specific oil and gas projects to other investors to reduce its total investment commitment to such projects. No gain or loss has been recognized on these transactions. The Company is currently reviewing its portfolio to identify properties to be marketed to industry partners for cash consideration, reversionary working interests or some combination thereof. Such interests may consist of both producing wells and future drilling locations. There can be no assurance, however, that the Company will be able to sell any such interests, or that the terms of such potential sales would be acceptable to the Company.

            The Company will require additional sources of financing to fund drilling expenditures on properties currently owned by the Company and, to a lesser extent, to fund leasehold costs and geological and geophysical costs on its active exploration projects. The Company generally has the right, but not the obligation, to participate for its percentage interest in drilling wells and can decline to participate if it does not have sufficient capital resources at the time such drilling operations are proposed. The Company can also potentially transfer its right to participate in drilling wells in exchange for cash, a reversionary interest, or some combination thereof. To recover its investment in unevaluated properties, it is necessary for the Company to either participate in drilling which finds commercial oil and gas production and produce such reserves or receive sufficient value through the sale or transfer of its interests.

              The Company expects that its projected cash flows from currently producing properties will be sufficient to fund its cash general and administrative costs for the remainder of 1998, including technical employee and related costs which are capitalized under full-cost accounting, however, these cash flows are not projected to be sufficient to fund the current deficit in working capital. The Company's projections of cash flows from currently producing properties could be adversely affected by declines in oil and gas prices below current levels or anticipated seasonal lows and unanticipated declines in oil and gas production from existing properties.

              The Company intends to seek additional financing to satisfy its capital requirements. The Company is currently evaluating alternatives to obtain additional equity financing, which include sales of common or preferred stock. In the absence of additional financing, the Company anticipates that it will be required to modify the implementation and timing of its oil and gas exploration and development capital spending for 1998, which modification could have a material adverse effect on the Company. No assurance can be given that the Company will be able to obtain additional financing on terms which would be acceptable to the Company, if at all. The Company's inability to obtain additional financing would have a material adverse effect on the Company. The lack of firm commitments for equity financing at this time, combined with the deficit in working capital, raises uncertainty about the ability of the Company to continue as a going concern. In the absence of additional funding, the Company may be required to reduce its planned level of capital expenditures or pursue other financial alternatives, which could include a sale or merger of the Company.

            The Company expects to seek to obtain additional funds, in addition to the proceeds of this offering, through equity or debt financing, or from other sources. If additional funds are raised by issuing equity securities, dilution to stockholders may occur. The Board of Directors of the Company is empowered, without stockholder approval, to issue series of preferred stock with dividend, liquidation, conversion, voting and other rights that could adversely affect the voting power or other rights of the holders of the common stock. Any such preferred stock or common stock may be offered at or near the time of the securities offered pursuant to this transaction and may be on terms more or less favorable than those offered pursuant to this transaction. If debt securities are issued, a portion of the Company's cash flow will have to be dedicated to payment of principal and interest on such indebtedness and the Company may be subject to certain restrictive financial and operating restrictions in the agreements and instruments relating to such indebtedness.

UNCERTAINTY OF ESTIMATES OF OIL AND GAS RESERVES

            There are numerous uncertainties inherent in estimating oil and gas reserves and in projecting future rates of production. Petroleum engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. Estimates of economically recoverable oil and gas reserves and of future net cash flows depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies, and assumptions concerning future oil and gas prices, future operating cost, severance and excise taxes, development costs and workover and remedial costs, all which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to the Company's reserves will likely vary from estimates, and such variances may be material.

DEPENDENCE ON EXPLORATORY DRILLING ACTIVITIES

            The success of the Company will be materially dependent upon the continued success of its exploratory drilling program. Exploratory drilling involves numerous risks, including the risk that no commercially productive oil or natural gas reservoirs will be encountered. The cost of drilling, completing and operating wells is often uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors, including unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents, adverse weather conditions, compliance with governmental requirements and shortages or delays in the availability of drilling rigs or delivery crews and the delivery of equipment. Although the Company believes that its use of 3-D seismic data and other advanced technology should increase the probability of success of its exploratory wells through elimination of prospects that might otherwise be drilled solely on the basis of 2-D seismic data and other traditional methods, exploratory drilling remains a speculative activity. Even when fully utilized and properly interpreted, 3-D seismic data and advanced techniques only assist geoscientists in identifying subsurface structures and do not allow the interpreter to know if hydrocarbons will in fact be present in such structures if they are drilled. In addition, the use of 3-D seismic data and such technologies requires greater pre-drilling expenditures than traditional drilling strategies and the Company could incur losses as a result of such expenditures. The Company's future drilling activities may not be successful and. if unsuccessful, such failure will have an adverse effect on the Company's future results of operations and financial condition. There can be no assurance that the Company's overall drilling success rate or its drilling success rate for activity within a particular project area will not decline. The Company may choose not to acquire option and lease rights prior to acquiring seismic data and, in many cases, the Company may identify a prospect or drilling location before seeking option or lease rights in the prospect or location and in which prospects the Company may not have any option or lease rights. Although the Company has identified or budgeted for numerous drilling prospects, there can be no assurance that such prospects will be leased or drilled (or drilled within the scheduled or budgeted time frame) or that natural gas or oil will be produced from any such identified prospects or any other prospects. [Prospects may initially be identified through a number of methods, some of which do not include interpretation of 3-D or other seismic data. Wells that are currently included in the Company's capital budget may be based upon statistical results of drilling activities in other 3-D project areas that the Company believes are geologically similar, rather than on analysis of seismic or other data. Actual drilling and results are likely to vary from such statistical results and such variance may be material.] Similarly, the Company's drilling schedule may vary from its capital budget.

COMPETITION

            The exploration for and production of oil and gas are highly competitive. Many companies and individuals are engaged in the business of acquiring interests in and developing onshore and near onshore oil and gas properties in the United States. The industry is not dominated by any single competitor or a small number of competitors. The Company competes with a large number of independent, technology-driven service companies and major and independent oil and gas companies for the acquisition of desirable oil and gas properties, as well as for the equipment and expertise required to operate and develop such properties. Many of these competitors have financial and other resources substantially in excess of those available to the Company. Such competitive disadvantages could adversely affect the Company's ability to participate in projects with favorable rates of return.

TECHNOLOGICAL CHANGES

            The oil and gas industry is characterized by rapid and significant technological advancements and introductions of new products and services utilizing new technologies. As new technologies develop, the Company may be placed at a competitive disadvantage, and competitive pressures may force the Company to implement such new technologies at substantial cost. In addition, other oil and gas finding companies may implement new technologies before the Company, and consequently such companies may be able to provide enhanced capabilities and superior quality compared with that which the Company is able to provide. There can be no assurance that the Company will be able to respond to such competitive pressures and implement such technologies on a timely basis or at an acceptable cost. One or more of the technologies currently utilized by the Company or implemented in the future may become obsolete. In such case, the Company's business, financial condition and results of operations could be materially adversely affected. If the Company is unable to utilize the most advanced commercially available technology, the Company's business, financial condition and results of operations could be materially and adversely affected.

OPERATING RISKS OF OIL AND NATURAL GAS OPERATIONS

            The oil and natural gas business involves certain operating hazards such as well blowouts, craterings, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pollution, releases of toxic gas and other environmental hazards and risks, any of which could result in substantial losses to the Company. In addition, offshore projects are subject to the additional hazards of marine operations, such as capsizing, collision and damage or loss from severe weather. The availability of a ready market for the Company's oil and natural gas production also depends on the proximity of reserves to, and the capacity of, oil and natural gas gathering systems, pipelines and trucking or terminal facilities. In addition, the Company may be liable for environmental damages caused by previous owners of property purchased and leased by the Company. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for exploration, development or acquisitions or result in the loss of the Company's properties. In accordance with customary industry practices, the Company maintains insurance against some, but not all, of such risks and losses. The occurrence of an event not fully covered by insurance could have a material adverse effect on the financial condition and results of operations of the Company.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

            Oil and natural gas operations are subject to various federal, state and local government regulations, which may be changed from time to time in response to economic or political conditions. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas wells below actual production capacity in order to conserve supplies of oil and natural gas. In addition, the development, production, handling, storage, transportation and disposal of oil and natural gas, by-products thereof and other substances and materials produced or used in connection with oil and natural gas operations are subject to regulation under federal, state and local laws and regulations primarily relating to protection of human health and the environment. The Company is also subject to changing and extensive tax laws, the effects of which cannot be predicted. The implementation of new, or the modification of existing, laws or regulations could have a material adverse effect on the Company.

VARIABILITY OF OPERATING RESULTS

              The Company's operating results have in the past and may in the future fluctuate significantly depending upon a number of factors including industry conditions, prices of oil and gas, rate of drilling success, rates of production from completed wells and the timing of capital expenditures. Such variability could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, any failure or delay in the realization of expected cash flows from operating activities could limit the Company's ability to invest and participate in economically attractive projects.

RISKS  ASSOCIATED  WITH  MANAGEMENT  OF GROWTH  AND  IMPLEMENTATION  OF GROWTH
STRATEGY

            The Company's  rapid growth has placed,  and is expected to continue to place, a significant strain on the Company's financial, technical, operational and administrative resources. As the Company increases its services and enlarges the number of projects it is evaluating or in which it is participating, there will be additional demands on the Company's financial, technical and administrative resources. The failure to continue to upgrade the Company's technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of geoscientists and engineers, could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON KEY PERSONNEL

            The Company has assembled a team of geologists, geophysicists and engineers who have considerable experience effectively applying 3-D imaging technologies. The Company is dependent upon the knowledge, skills and experience of these experts to provide 3-D imaging and assist the Company in reducing the risks associated with its participation in oil and gas exploration projects. In addition, the success of the Company's business also depends to a significant extent upon the abilities and continued efforts of its management, particularly Ronald Nowak, the Company's President and Chief Executive Officer, Peter M.
Duncan, Vice President of Technology, Douglas C. Nester, Vice President of Exploration and Randall D. Keys, Vice President of Finance. Mr. Keys has announced his intention to leave the Company. The loss of the services of key management personnel or the Company's technical experts, or the inability to attract additional qualified personnel, could have a material adverse effect on the Company's business, financial condition, results of operations, development efforts and ability to expand. There can be no assurance that the Company will be successful in attracting and retaining such executives, geoscientists and engineers.

ANTI-TAKEOVER CONSIDERATIONS

              The  Company's   Restated   Certificate  of   Incorporation   (the
"Certificate of Incorporation") and Amended and Restated By-laws (the "Bylaws") include certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors. These provisions may have the effect of delaying, deterring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Company's Board of Directors, even though such a transaction may offer the holders of Common Stock the opportunity to sell their stock at a price above the prevailing market price. Such provisions may also render the removal of directors and management more difficult. Specifically, the Certificate of Incorporation and Bylaws provide for certain advance notice requirements for stockholder nominations of candidates for election to the Company's Board of Directors and certain other stockholder proposals. Such provisions could limit the price that certain persons might be willing to pay in the future for shares of Common Stock. The Certificate of Incorporation authorizes the Board of Directors of the Company to issue from time to time, without any further action of stockholders, up to one million shares of Preferred Stock (as defined herein), on such terms and with such rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may determine. The issuance of such Preferred Stock, depending upon the rights, designations, preferences, qualifications, limitations and restrictions thereof, may have the effect of delaying, deterring or preventing a change in control of the Company or may otherwise adversely affect the interests of holders of Common Stock. Further, certain provisions of the Delaware General Corporation Law (the "DGCL") prevent certain stockholders from engaging in business combinations with the Company, subject to certain exceptions.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

            The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, and 1,000,000 shares of Preferred Stock.

            The statements set forth below are brief summaries of the material provisions of the Certificate of Incorporation and Bylaws both as amended which are filed as exhibits to the Company's Form 10-K filed with the SEC relating to the Company's capital stock and certain provisions of Delaware law. Such summaries do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, such documents and to the Delaware General Corporation law.

COMMON STOCK

            Holders of shares of Common Stock are entitled to one vote per share on all matters which the holders of Common Stock are entitled to vote and do not have any cumulative voting rights. This means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so; in such event, the holders of the remaining shares of Common Stock will not be able to elect any person to the Board of Directors. Subject to the rights of the holders of shares of any series of Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may from time to time be declared by the Board of Directors of the Company out of funds legally available therefor; however, the Company does not currently expect to pay dividends and the Company's credit agreement restricts the payment of dividends. Holders of shares of Common Stock have no preemptive, conversion, redemption, subscription or similar rights. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of shares of Common Stock are entitled to shares ratably in the assets of the Company that are legally available for distribution, if any, remaining after the payment or provision for the payment of all debts and other liabilities of the Company and the payment and setting aside for payment of any preferential amount due to the holders of shares of any series of Preferred Stock. All outstanding shares of Common Stock are, and all shares of Common Stock offered hereby when issued will be, upon payment therefor, validly issued, fully paid and nonassessable.

PREFERRED STOCK

            The Certificate of Incorporation authorizes the Board of Directors of the Company to issue from time to time up to one million shares of Preferred Stock in one or more series and to fix the rights, designations, preferences, qualifications, limitations and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series, without any further action by the stockholders of the Company. The issuance of Preferred Stock with voting rights could have an adverse effect on the voting power of holders of Common Stock by increasing the number of outstanding shares having voting rights. In addition, if the Board of Directors authorizes Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased up to the authorized amount. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock. Any such issuance could also have the effect of delaying, deterring or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock.

CERTAIN EFFECTS OF AUTHORIZED AND UNISSUED STOCK

            The unissued and unreserved shares of capital stock may be issued for a variety of proper corporate purposes, including future public or private offerings to raise additional capital or facilitate acquisitions. One of the effects of the existence of such unissued and unreserved shares may be to enable the Company's Board of Directors to discourage an attempt to change control of the Company (by means of a tender offer, proxy contest or otherwise) and thereby to protect the continuity of the Company's management.

            The issuance of shares of Preferred Stock, whether or not related to any attempt to effect a change in control, may adversely affect the rights of the holders of shares of Common Stock.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

            The Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

            The Bylaws require the Company to indemnify any legal representative, director or officer of the Company or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL"). The Company has purchased officer's and directors' liability insurance for members of its Board of Directors and executive officers. In addition to the indemnification provided in the Certificate of Incorporation and Bylaws, the Company has entered into agreements to indemnify its directors and officers.

            The Bylaws include advance notice procedures with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of stockholders of the Company. In general, notice must be received by the Company not less than 80 days prior to the meeting and must contain certain specified information concerning the person to be nominated or the matter to be bought before the meeting and concerning the stockholder submitting the proposal.

OTHER PROVISIONS

            The Bylaws provide that directors can be removed only for cause and only by the affirmative vote of holders of at least 67% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally for the election of directors (the "Voting Stock") and that a vacancy on the Company's Board of Directors, including a vacancy created by an increase in the authorized number of directors, may be filled only by a majority of the directors then in office (and not by the stockholders unless no directors are then in office). Under the DGCL, if at the time of filling any such vacancy the directors then in office constitute less than a majority of the entire Board, the Delaware Court of Chancery may order, upon the application of the holders of at least 10% of the outstanding shares of capital stock of the Company entitled to vote for the election of the directors filling such vacancies, that a meeting of stockholders be held for the purpose of electing directors to fill such vacancies or to replace directors filling such vacancies elected by the Company's Board of Directors.

            In addition, the Certificate of Incorporation and Bylaws provide that stockholders are not permitted to call a special meeting of stockholders or to require the Company's Board of Directors or officers to call such a special meeting, that only a majority of the entire Board, certain committees of the Company's Board of Directors, certain directors or the president or chief executive officer will be able to call such a meeting and that stockholder action may be taken only at an annual or a special meeting of stockholders and may not be taken by written consent.

            The Certificate of Incorporation and Bylaws provide that the affirmative vote of the holders of 67% of the Voting Stock will be required to amend, modify or repeal any provisions of the Certificate of Incorporation or any provision of the Bylaws discussed above. The Certificate of Incorporation provides that the Company's Board of Directors, pursuant to (but only pursuant to) a resolution adopted by the affirmative vote of a majority of the entire Board, will be able to amend, modify or repeal the Bylaws.

            Such provisions are intended to enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and may have the effect of delaying, deterring, or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Company's Board of Directors. Such provisions may also render the removal of the directors and management more difficult.

DELAWARE ANTI-TAKEOVER LAW


                  The Company is subject to Section  203 of the DGCL  because it is a Delaware corporation. Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder, unless (i) prior to the date the interested stockholder becomes an interested stockholder, the business combination or the transaction by which the stockholder becomes an interested stockholder is approved by the corporation's board of directors, (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which it became an interested stockholder or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

REGISTRATION RIGHTS

                  Certain holders of Common Stock have certain rights with respect to the registration of such shares under the Securities Act. Pursuant to the terms of the Series C Preferred Stock Purchase Agreement, holders of shares of Common Stock acquired in connection with the Series C Preferred Stock offering may require the Company, subject to certain conditions and limitations, to effect a registration of all or part of the shares of Common Stock held by such persons on an unlimited number of occasions. Also, the holders of shares of Common Stock acquired in connection with the Series B Preferred Stock offering have certain rights to require the Company, to effect a registration of all or part of the shares of Common Stock held by such persons on two occasions. At such time as the Company is qualified to use a Registration Statement on Form S-3 to register additional securities, the number of occasions on which the holders of shares of Common Stock acquired in connection with the Series B Preferred Stock may request registration of such shares shall be, subject to certain conditions, unlimited in number. Additionally, if at any time the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders, holders of shares of Common Stock issued in connection with each of the Series B Preferred Stock offering and the Series C Preferred Stock offering, Messrs. Ennis and Nester, Dr. Duncan and certain other key employees, are entitled to written notice of such registration and to include therein shares of Common Stock held by such holder. The registration rights of all parties are subject to certain conditions and limitations, including the right of the underwriters of any offering to limit the number of shares included in the registration. The Company generally is required to bear all the fees, costs and expenses of such registrations other than underwriting discounts and commissions. See also the
registration   rights  granted  by  the  Company  under  the  June  Subscription
Agreement.

TRANSFER AGENT AND REGISTRAR

                  The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, whose address is 2 Broadway, New York, New York 10004.

SHARES ELIGIBLE FOR FUTURE SALE

                  Sales of a substantial amount of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock prevailing from time to time in the public market and could impair the Company's ability to raise additional capital through the sale of its equity securities in the future. The expiration of the various Rule 144 periods and/or the filing of any resale registration statement with respect to restricted stock or stock held by affiliates could increase the chance (or perception) that such sales will occur.

                  In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "affiliate" of the Company, the holder is entitled to sell within any three-month period such number of shares of Common Stock that does not exceed the grant of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of shares of Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 44 are also subject to certain restrictions on the manner of sale, notice requirements and the availability of current public information about the Company. If two years have elapsed since the holder acquired the restricted shares from the Company or from any "affiliate" of the Company, and the holder is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person will be entitled to sell such Common Stock in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

                  The Company has filed a registration statement under the Securities Act to register shares of Common Stock reserved for issuance under or issued pursuant to the Stock Option Plan thereby permitting the resale of such shares by non-affiliates in the public market without restriction under the Securities Act.

                                    EXHIBIT C

                                    PROJECTS

                                    EXHIBIT C


                            Total Approx.
                            Net Leasehold                                                       Project
                            And Option                                                          Participation
PROJECT                     ACREAGE*              COUNTY, STATE                                 INTEREST
-------                     -------               -------------                                 --------

Lafitte                      6,204                Brazoria Co., TX                                50.0%
Wild Cow                     1,528                Matagorda Co., TX                               40.0%
Ram Rod                      7,072                Matagorda Co., TX                               40.0%
Hammer                       1,033                Calhoun Co., TX                                 20.0%
Powderhorn                   1,732                Calhoun Co., TX                                 15.0%
Flintlock                    1,205                Calhoun Co., TX                                 20.0%
Rich Ranch                     411                Liberty Co., TX                                 37.5%
Cow Island                   1,750                Liberty Co., TX                                 87.5%
Geronimo                     1,709                San Patricio Co., TX                            22.0%
Geronimo Ext.                2,115                San Patricio Co., TX                            15.0%
Cove 14                         14                Matagorda Co., TX                                7.425%
Cove                           432                Matagorda Co., TX                               30.0%
Gila Bend                       20                Karnes Co., TX                                   6.25%
Corridor                     1,628                Karnes Co., TX                                  25.00%
Thomaston                    2,482                Victoria, DeWitt Co., TX                        11.25%
Matthews                       840                Lavaca & DeWitt Co., TX                         10.00%
Bright Falcon                   63                Jackson Co., TX                                 17.50%
Midfield                       570                Matagorda Co., TX                               25.00%
Tidehaven                      760                Matagorda Co., TX                               17.9375%
El Maton                     1,193                Matagorda Co., TX                               17.9375%
Blessing                        73                Matagorda Co., TX                               11.25%
Nash Dome                      750                Brazoria/Ft. Bend Co., TX                        5.0% backin
Gillock                      3,150                Galveston Co., TX                               15.0%
Smith Point                   6,208               Chambers Co., TX                                7.5%
High Island                     288               Texas Federal Offshore                          5.0%
Hayes                           400               Calcasieu, Ph., La.                            10.0%
Hollywood                        72               Louisiana Federal Offshore                      5.0%
Four Isle Dome                  500               Terrebonne Ph., LA                              5.0%
Raceland                        500               LaFourche Ph., LA                               5.0%
Santa Fe Offshore             2,629               Louisiana Federal Offshore                     10.0%
(Deep Water)
Lipsmacker                    2,033               Clarke Co., MS & Choctaw Co., AL                25.0%
Sunniland                     1,997               Hendry and Collier Co., FL                       8.0%
CI 24                        19,670               Offshore Cote d'Ivoire                          10.0%
CI 202                       16,284               Offshore Cote d'Ivoire                          10.0%
Double Diamond                   16               Lea Co., NM, Gaines Co., TX                     10.0%
Lanell Farms                     12               Gaines Co., TX                                  15.0%


_________________________
*as of December 31, 1997


         The preceding list represents the Company's participation interests in its significant oil and gas exploration and production projects under various agreements. The projects listed herein consist of various oil and gas leases, options or other agreements to acquire oil and gas leases and generally include certain rights to 2-D and 3-D seismic data covering all or part of such project areas. The Project Participation Interest represents the Company's average working interest relative to its industry partners for the properties acquired within the areas of mutual interest established by the agreements with such partners governing the projects.